Exhibit 4.27

FORM OF REGULATION S NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, THAT THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF ONLY (I) TO THE CHARLES SCHWAB CORPORATION (THE “ISSUER”) OR ANY OF ITS SUBSIDIARIES, (II) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE

PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (III) IN AN OFFSHORE TRANSACTION TO A NON-U.S. PERSON IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM SUCH REGISTRATION, SUBJECT TO ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (III) OR (IV) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S. THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY AFTER THE RESALE RESTRICTIONS HAVE EXPIRED UNDER APPLICABLE LAW.

BY ITS ACQUISITION OF THIS SECURITY THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (II) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

THE CHARLES SCHWAB CORPORATION

3.225% Senior Notes due 2022

No. [ ]	CUSIP No.: U16039 AA4 ISIN No.: USU16039AA44

THE CHARLES SCHWAB CORPORATION, a Delaware corporation (the “Issuer”), for value received promises to pay to CEDE & CO., or its registered assigns, the principal sum of [ ] DOLLARS, or such lesser amount as is indicated in the records of the Trustee and Depositary, on September 1, 2022.

Interest Payment Dates: March 1 and September 1 of each year (each, an “Interest Payment Date”), commencing on March 1, 2013.

Interest Record Dates: February 15 and August 15 (each, a “Regular Record Date”).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

Dated: August [  ], 2012

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

THE CHARLES SCHWAB CORPORATION

By:
Name:
Title:

Attest:

Name:
Title:

This is one of the Notes of the series designated herein and referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

(REVERSE OF NOTE)

THE CHARLES SCHWAB CORPORATION

3.225% Senior Notes due 2022

1.	Interest.

The Charles Schwab Corporation (the “Issuer”) promises to pay interest on the principal amount of this Note at the rate per annum described above. Cash interest on the Notes will accrue from the most recent date to which interest has been paid; or, if no interest has been paid, from and including August 27, 2012. Interest on this Note will be paid to but excluding the relevant Interest Payment Date or on such earlier date as the principal amount shall become due in accordance with the provisions hereof. Interest will be payable to the Holder of record on the Regular Record Date, provided, however, interest payable on the Stated Maturity will be paid to the person to whom the principal will be payable. The Issuer will pay interest semi-annually in arrears on each Interest Payment Date, commencing March 1, 2013. If any Interest Payment Date or the Stated Maturity of the Notes is not a Business Day, then the related payment of interest or principal payable, as applicable, on such date will be paid on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or Stated Maturity and no further interest will accrue as a result of such delay. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The holder of this Note is entitled to the benefits of a Exchange and Registration Rights Agreement, dated as of August 27, 2012, among the Company and the Dealer Managers named therein (the “Registration Rights Agreement”). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Rights Agreement. In the event that a Registration Default has occurred and is continuing pursuant to the terms of the Registration Rights Agreement, the Company shall be obligated to pay Special Interest from and including the date on which the first such Registration Default shall occur to but excluding the date on which the Registration Default has been cured, at a rate of 0.25% per annum on the applicable principal amount of Registrable Securities held by such Holder for the first 90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.25% with respect to each subsequent 90-day period until all Registration Defaults have been cured, provided that the maximum aggregate increase in the interest rate may in no event exceed 0.50% per annum.

The Issuer shall pay interest on overdue principal from time to time on demand by the Trustee pursuant to Section 5.3 of the Base Indenture (defined below) at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.	Paying Agent.

Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) will act as paying agent. The Issuer may change any paying agent without notice to the Holders.

3.	Indenture; Defined Terms.

This Note is one of the 3.225% Senior Notes due 2022 (the “Notes”) issued under the Senior Indenture dated as of June 5, 2009 (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture” and, as amended, modified and supplemented by the Third Supplemental Indenture dated as of August 27, 2012, the “Indenture”) by and between the Issuer and the Trustee, as trustee. This Note is a “Global Security” and the Notes are “Global Securities” under the Indenture.

For purposes of this Note, unless otherwise defined herein, capitalized terms herein are used as defined in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”) as in effect on the date on which the Indenture was qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the TIA for a statement of them. To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern.

4.	Denominations; Transfer; Exchange.

The Notes are in registered form, without coupons, in denominations of $1,000 and multiples of $1,000 thereafter. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Issuer need not issue, authenticate, register the transfer of or exchange any Notes or portions thereof for a period of fifteen (15) days before the mailing of a notice of redemption, nor need the Issuer register the transfer or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

5.	Amendment; Modification; Waiver.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities of all series affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series at the time Outstanding affected thereby (voting together as a single class). The Indenture contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Securities of all series at the time Outstanding with respect to which an Event of Default under the Indenture shall have occurred and be continuing (voting together as a single class), on behalf of the Holders of all Securities of such affected series, to waive, with certain exceptions, such past default with respect to all such series and its consequences. The Indenture also permits the Holders of not less than a majority in aggregate principal amount of the Securities of each series at the time Outstanding affected thereby (voting together as a single class), on behalf of the Holders of all Securities of such affected series, to waive compliance by the Issuer with certain provisions of the Indenture. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

6.	Optional Redemption.

The Issuer may redeem the Notes in whole or in part, at its option, at any time or from time to time prior to maturity on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each Holder of the Notes (the “Redemption Date”). The redemption price will be equal to the greater of:

(i)       100% of the principal amount of the Notes to be redeemed; or

(ii)      as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of interest and principal thereon (exclusive of interest accrued and unpaid to, but not including, the Redemption Date) discounted to the Redemption Date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate plus 25 basis points, plus, in either case, accrued interest thereon to, but not including, the Redemption Date; provided, however, if the Redemption Date is after a Regular Record Date and on or prior to a corresponding Interest Payment Date, such accrued and unpaid interest will be paid on the Redemption Date to the holder of record on the Regular Record Date.

On and after the Redemption Date for the Notes, interest will cease to accrue on the Notes or any portion thereof called for redemption, unless the Issuer defaults in the payment of the Redemption Price and accrued interest, if any. On or before the Redemption Date for the Notes, the Issuer shall deposit with the Trustee or a Paying Agent, funds sufficient to pay the Redemption Price of the Notes to be redeemed on the Redemption Date, and accrued and unpaid interest, if any, on such Notes. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee deems fair and appropriate; provided, however, that in no event, shall Notes of a principal amount of $1,000 or less be redeemed in part.

Notice of any redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed; provided, however, that if the Trustee is asked to give such notice it shall be notified in writing of such request at least 15 days prior to the date of the giving of such notice (unless a shorter notice shall be satisfactory to the Trustee). Such notice shall state the Redemption Price (if known) or the formula pursuant to which the Redemption Price is to be determined if the Redemption Price cannot be determined at the time the notice is given. If the Redemption Price cannot be determined at the time such notice is to be given, the actual Redemption Price, calculated as described above, shall be set forth in an Officer’s Certificate of the Issuer delivered to the Trustee no later than two Business Days prior to the Redemption Date. Notice of redemption having been given as provided in the Indenture, the Notes called for redemption shall become due and payable on the Redemption Date and at the applicable Redemption Price, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date.

7.	Defaults and Remedies.

If an Event of Default with respect to Notes at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of all affected series then Outstanding (voting together as a single class) may declare the principal amount of all the Securities of the affected series to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) of and the accrued interest on all the Securities of such affected series shall become immediately due and payable.

The Indenture permits, subject to certain limitations therein provided, Holders of not less than a majority in aggregate principal amount of the Securities of all affected series (voting together as a single class) at the time Outstanding, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series.

8.	Authentication.

This Note shall not be valid until the Trustee manually or by facsimile signs the certificate of authentication on this Note.

9.	Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

10.	CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

11.	Governing Law.

This Note and the Indenture shall be governed by, and construed in accordance with, the laws of the State of California.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                     as agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(d)(1)(i) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer or any of its Subsidiaries; or

(2)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	☐	to a person the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) acquiring for its own account or for the account of one or more qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 903 or 904 under the Securities Act of 1933; or

(5)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933 or any other available exemption from the registration requirements of the Securities Act; or

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer or Trustee may reasonably request as to the compliance with the restrictions set forth in the restricted notes legend.

Your Signature

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is acquiring this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	NOTICE:	To be executed by an executive officer